                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                           Glenayre Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

[LOGO]                                                      Solutions for an
                                                          ----------------------
GLENAYRE(TM)                                                  @ctive World(TM)

                               PRELIMINARY COPIES

                           GLENAYRE TECHNOLOGIES, INC.
                              11360 Lakefield Drive
                              Duluth, Georgia 30097

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2001

     A Special Meeting of the Stockholders of Glenayre Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 11360 Lakefield Drive, Duluth, Georgia, on November 14, 2001 at 11:00 a.m., local time, for the purpose of considering and acting upon the following:

     1. A proposal to authorize the Board of Directors in its discretion to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock at a ratio of one-for-three, one-for-five, one-for-eight or one-for-ten.

     2. Such other business as may properly come before the meeting or any adjournment(s) thereof.

     The close of business on October 4, 2001 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof, and only holders of Common Stock of the Company of record on such date will be entitled to notice of or to vote at the meeting.

     A Proxy Statement and a form of proxy are enclosed with this Notice.

     A list of stockholders entitled to vote at the Special Meeting will be open to the examination of any stockholder for any purpose germane to the Special Meeting, during ordinary business hours, for a period of 10 days prior to the Special Meeting at the offices of the Company at 11360 Lakefield Drive, Duluth, Georgia, 30097.

     Stockholders are cordially invited to attend this meeting. Each stockholder, whether or not he or she expects to be present in person at the Special Meeting, is requested to SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

     A stockholder may revoke his or her proxy at any time prior to voting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Eric L. Doggett

                                        Eric L. Doggett
                                        President and Chief Executive Officer

October __, 2001

                               PRELIMINARY COPIES

                           GLENAYRE TECHNOLOGIES, INC.
                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Special Meeting of Stockholders of Glenayre Technologies, Inc. (the "Company" or "Glenayre") to be held at the Company's offices at 11360 Lakefield Drive, Duluth, Georgia, 30097 on November 14, 2001 at 11:00 a.m., local time, and at any adjournment(s) thereof.

Voting and Record Date

     As of October 4, 2001, the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Special Meeting, the Company had [65,074,311] shares of common stock, $.02 par value ("Common Stock"), outstanding and entitled to vote. One-third of the total outstanding shares will constitute a quorum at the meeting. All votes at the Special Meeting specified in this Proxy Statement will be by written ballot. Each holder of Common Stock at the close of business on October 4, 2001 will be entitled to one vote for each share held of record.

     The proposal to authorize the Board to effect a reverse stock split will be approved if a majority of the outstanding shares of Common Stock are voted in favor of the proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have the same effect as a negative vote on this proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power for that particular item. Under rules followed by the National Association of Securities Dealers, Inc., brokers that are members of the New York Stock Exchange or any other national securities exchange are entitled to exercise discretionary voting power pursuant to the rules of the applicable exchange.

Solicitation of Proxies

     Any stockholder giving a proxy for the Special Meeting may revoke it at any time prior to the voting thereof by giving written notice to the Chairman or the Secretary of the Company, by filing a later-dated proxy with either of them prior to the commencement of the Special Meeting or by voting in person at the Special Meeting. Proxies and notices of revocation should be mailed or delivered to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 for receipt by American Stock Transfer & Trust Company no later than two business days prior to the Special Meeting, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the Special Meeting.

     All shares of Common Stock represented by proxies will be voted at the Special Meeting, and at any adjournment(s) thereof, as specified therein by the persons giving the proxies. If no direction is given, the proxy will be voted for approval of the proposal to authorize the Board to effect a reverse stock split and in the discretion of the holders of the proxies on all other matters properly brought before the Special Meeting and any adjournment(s) thereof.

     This Proxy Statement, the Notice of the Special Meeting and the form of proxy were first mailed to stockholders on or about October __, 2001. The Company's principal executive offices are located at 11360 Lakefield Drive, Duluth, Georgia, 30097, telephone (770) 283-1000.

     Solicitation of proxies is being made primarily by mail; however, there may also be further solicitation in person and by telephone at nominal cost by directors, officers, employees and agents of the Company, who will receive no additional compensation therefor. The Company will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Listed in the following table are the beneficial owners known to the Company as of September 20, 2001, of more than 5% of the Company's outstanding Common Stock. In addition, this table includes the outstanding voting securities beneficially owned by each director and certain executive officers of the Company of the Company and the number of shares owned by directors and executive officers as a group. Percent Outstanding includes shares currently owned and shares subject to stock options exercisable within 60 days of September 20, 2001.
                                [TO BE UPDATED]

                                                              Amount and Nature of Beneficial Ownership
                                                              -----------------------------------------
                                                         Currently          Acquirable Within       Percent
  Name of Beneficial Owner                              Owned/(1)/               60 Days         Outstanding
  ------------------------                              ----------               -------         -----------
  Clarke H. Bailey                                         63,942               1,005,209            1.6%
  Eric L. Doggett                                         141,942                 408,334              *
  Ramon D. Ardizzone                                          773                  53,334              *
  Donald S. Bates                                           1,096/(2)/             50,000              *
  Matthew J. Desch                                            -0-                  10,000              *
  Peter W. Gilson                                             -0-                  50,000              *
  John J. Hurley                                          163,098                  57,500              *
  Stephen P. Kelbley                                          300/(3)/             35,000              *
  Horace H. Sibley                                          5,000                  50,000              *
  Howard W. Speaks, Jr.                                       -0-                  10,000              *
  William W. Edwards                                        1,467                  72,336              *
  James F. Kelly/(4)/                                       3,026                     -0-              *
  Bert C. Klein/(4)/                                          -0-                  75,000              *
  Warren P. Neuburger/(4)/                                    -0-                     -0-              *
  All directors and executive officers as a
    group (19 persons)                                    404,309               2,009,215            3.6%
  State of Wisconsin Investment Board/(5)/             12,657,000                     -0-           19.5%
  Waddell & Reed Investment Management
    Company/(6)/                                        5,711,250                     -0-            8.8%

---------------
* Less than 1%.

(1) In each case the beneficial owner has sole voting and investment power except as otherwise noted.
(2) Includes 539 shares held by Mr. Bates' spouse.
(3) Owned by Mr. Kelbley's spouse.
(4) Messrs. Kelly, Klein and Neuberger each resigned from the Company prior to ____________, 2001.
(5) The address of State of Wisconsin Investment Board ("SWIB") is P.O. Box 7842, Madison, Wisconsin 53707. This information is provided as of March 5, 2001 and is based on a Schedule 13G filed by SWIB as updated by letter dated March 20, 2001.
(6) The address of Waddell & Reed Investment Management Company ("WRIMC") is 6300 Lamar Avenue, Overland Park, KS 66202. WRIMC, an investment advisory subsidiary of Waddell & Reed, Inc., furnishes investment advice to various investment companies or other managed accounts. In its role as investment advisor, WRIMC possesses both voting and investment power over 5,711,250 shares of Common Stock. This information is provided as of December 31, 2000 and is based on a Schedule 13G filed by WRIMC.

             PROPOSAL TO AUTHORIZE THE BOARD TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK
                      SPLIT OF THE COMPANY'S COMMON STOCK

Background

     The Board has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, a proposal (the "Reverse Stock Split Proposal") to authorize the Board to amend the Company's Certificate of Incorporation to effect a reverse stock split of the outstanding Common Stock (the "Reverse Stock Split") at a ratio, to be selected by the Board in its sole discretion, of one-for-three, one-for-five, one-for-eight or one-for-ten (each, a "Reverse Stock Split Ratio"). Approval of the proposal would give the Board discretionary authority to implement the Reverse Stock Split through May 15, 2002. If implemented by the Board, the Reverse Stock Split would be effected by reclassifying every three, five, eight or ten shares of outstanding Common Stock into one share of post-split Common Stock, but would not increase the par value of the Common Stock or change the number of authorized shares of Common Stock. Stockholders are being asked to approve four separate amendments to the Certificate of Incorporation corresponding to each of the Reverse Stock Split Ratios, with the Board having the authority to implement only one (or none) of such amendments. If the Board elects to implement a reverse stock split at one of the Reverse Stock Split Ratios, it would abandon the remaining reverse stock splits without need for any further stockholder action. The Board believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate reverse stock split at a specified ratio, provides the Board with maximum flexibility to react to current market conditions and therefore to act in the best interests of the Company and its stockholders. The Board may elect not to implement a Reverse Stock Split at any of the Reverse Stock Split Ratios, even if the Reverse Stock Split Proposal is approved by the stockholders.

Reasons for the Reverse Stock Split

     The Common Stock is currently traded on the Nasdaq National Market ("Nasdaq"). The Board's primary purpose in considering the Reverse Stock Split is to increase the trading price of the Common Stock to facilitate its continued listing for quotation on Nasdaq. The continued listing requirements of Nasdaq require, among other things, that the closing bid price of the Common Stock not remain below $1.00 for more than 30 consecutive trading days. On ____________, 2001 the Company was advised by Nasdaq that due to the Common Stock's closing bid price remaining below $1.00 for a 30 consecutive trading day period, the Company was subject to potential delisting. Under the rules of Nasdaq, the closing bid price of the Common Stock must exceed $1.00 for at least 10 consecutive trading days by ____________, 2001 or Nasdaq may commence suspension and delisting procedures against the Company.

     The Board intends to implement the Reverse Stock Split only if it believes that this action will be necessary or desirable to comply with Nasdaq's continued listing criteria. If the Reverse Stock Split Proposal is approved by the stockholders, the Board will have the discretion to implement the Reverse Stock Split at any time through May 15, 2002, or to effect no Reverse Stock Split at all. The Board believes that stockholder approval of the proposed amendments with different Reverse Stock Split Ratios (as opposed to approval of a single amendment with one Reverse Stock Split Ratio) at which the Reverse Stock Split may be effected provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. If at the Special Meeting the stockholders approve the Reverse Stock Split Proposal, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split (in a ratio determined by the Board from among the four Reverse Stock Split Ratios) is in the best interests of the Company and its stockholders at that time. In determining whether or not to implement the Reverse Stock Split, and the appropriate Reverse Stock Split Ratio, the Board would assess a variety of factors, including but not limited to analysis of the Company's most recent fiscal quarter and general economic conditions, as well as the trading price of the Common Stock on the days leading up to the date of the Reverse Stock Split. There can be no assurance, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Common Stock can be maintained above $1.00 or that the Common Stock will not be delisted from Nasdaq for other reasons.

     In connection with any determination to effect the Reverse Stock Split, the Board will select the Reverse Stock Split Ratio that it believes results in the greatest marketability of the Common Stock based on prevailing market conditions. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected on or before May 15, 2002, the Board's authority to effect the Reverse Stock Split will terminate.

     Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a corporation's equity capital. The Board, however, believes that this risk is offset by the prospect that the Reverse Stock Split will improve the likelihood that the Company will be able to maintain its Nasdaq listing and may, by increasing the per share price, make an investment in the Common Stock more attractive for certain investors. If the Common Stock is delisted from Nasdaq, trading of the Common Stock would thereafter have to be conducted in the non-Nasdaq over-the-counter market. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

Effect of the Reverse Stock Split

     If the stockholders approve the Reverse Stock Split Proposal and the Board decides to implement the Reverse Stock Split, the Company will amend the existing provisions of its Certificate of Incorporation relating to the Company's authorized capital to add the following paragraph therein:

          "Each [insert appropriate number depending on Reverse Stock Split Ratio selected by the Board] shares of the Corporation's Common Stock issued and outstanding as of 11:59 p.m. on [insert effective date of Reverse Stock Split], the effective time of a reverse stock split (the "Split Effective Time"), shall be automatically changed and reclassified, as of the Split Effective Time and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock with any stockholders that would hold any fractional shares as a result of such reclassification being entitled to a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the last sale price of the Common Stock as reported on the Nasdaq National Stock Market (as adjusted to reflect the Reverse Stock Split) on the effective date of the reverse stock split. The payment of cash instead of issuing fractional shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained-for consideration."

     The Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder, other than as the result of adjustments which may occur due to fractional shares. The implementation of the Reverse Stock Split would not affect the total stockholders' equity of the Company or any components of stockholders' equity as reflected on the financial statements of the Company except (i) to change the number of the issued and outstanding shares of Common Stock, (ii) to change the stated capital of the Common Stock to reflect the Reverse Stock Split and (iii) as a result of any adjustments which occur due to the costs (including cash paid in lieu of fractional shares) incurred by the Company in implementing the Reverse Stock Split. In connection with the Reverse Stock Split proportionate adjustments to the per share exercise price and number of shares obtainable upon exercise of outstanding stock options would be made. Similarly, upon the effective date of the Reverse Stock Split, a proportionate adjustment to the number of Rights outstanding under the Company's Preferred Shares Rights Agreement (the "Rights Plan") and the Purchase Price payable upon exercise thereof would be automatically effected pursuant to the terms of the Rights Plan.

     The following table illustrates the effect on the Common Stock of the Reverse Stock Split for the four proposed ratios:

                        Number of Shares of Common Stock

                                    Prior to       One-for-Three     One-for-Five     One-for-Eight      One-for-Ten
                                    Reverse           Reverse          Reverse           Reverse           Reverse
                                  Stock Split       Stock Split      Stock Split       Stock Split       Stock Split
                                  -----------       -----------      -----------       -----------       -----------
Authorized                        200,000,000       200,000,000      200,000,000       200,000,000       200,000,000

Issued and Outstanding            [65,074,311]      [21,691,437]     [13,014,862]       [8,134,288]       [6,507,431]

Available for Issuance           [134,925,689]     [178,308,563]    [186,985,138]     [191,865,712]     [193,492,569]

Exchange of Shares; No Fractional Shares

     Upon implementation of the Reverse Stock Split, depending on the Reverse Stock Split Ratio selected by the Board, every three, five, eight or ten shares of outstanding Common Stock would be changed and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would entitle the holder of such fractional interest to a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the last sale price of the Common Stock as reported on Nasdaq (as adjusted to reflect the Reverse Stock Split) on the effective date of the Reverse Stock Split. The Company believes that the aggregate number of fractional shares of Common Stock in lieu of which cash is received should not exceed one percent of the total number of shares of Common Stock issued in the Reverse Stock Split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein. The proposed Reverse Stock Split would become effective at the effective time specified by the Board in the resolutions adopted by it authorizing the implementation of the Reverse Stock Split. The Company will publicly announce the effective date of any Reverse Stock Split. The Company's transfer agent, American Stock Transfer & Trust Company, will act as the Company's exchange agent (the "Exchange Agent") for stockholders in implementing the exchange of their certificates.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

     As soon as practicable after the Reverse Stock Split is effected, stockholders will be notified and instructed to surrender their certificates to the Exchange Agent in exchange for certificates representing shares of post-split Common Stock. All shares held by a stockholder will be aggregated and one new stock certificate will be issued to each stockholder. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the

Company or the Exchange Agent may require. Stockholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Stock Split has been effected. Beginning at the effective time of the Reverse Stock Split, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

     No service charge will be payable by stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

Stockholder Considerations

     Although the implementation of the Reverse Stock Split would not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Company's equity capital. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on Nasdaq as well as the possibility that a higher per share price will make an investment in the Common Stock more attractive to certain investors.

     If implemented, the Reverse Stock Split would result in some stockholders who currently own 100 or more shares of Common Stock owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     As a result of the implementation of the Reverse Stock Split, there would be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split. Such shares could be used for any proper corporate purpose including, among others, future financing transactions. The Company has no present plan to issue any of these shares.

Certain Federal Income Tax Consequences

     A summary of the federal income tax consequences of the Reverse Stock Split is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. Income tax consequences to the stockholders may vary from the federal tax consequences described generally below.

     The Company believes that the Reverse Stock Split will constitute a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code of 1986. Provided that the Reverse Stock Split constitutes a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code, for federal income tax purposes:

     . no gain or loss will be recognized by the Company as a result of the Reverse Stock Split and, other than with respect to any cash received instead of a fractional share of Common Stock, no gain or loss will be recognized by stockholders who receive post-split shares of Common Stock in exchange for pre-split shares;

     . the aggregate federal income tax basis of the post-split shares of Common Stock received by a stockholder (except for the portion of the federal income tax basis allocated to the fractional shares for which cash is received in lieu thereof) will be the same as the aggregate federal income tax basis of the pre-split shares surrendered in exchange therefor;

     . the holding period of the shares of post-split Common Stock received by a stockholder will include the period during which the shares surrendered in exchange therefor were held, provided that such shares were held as a capital asset by the stockholder on the date of the exchange; and

     . if a stockholder receives cash in exchange for a fractional share of Common Stock, then gain or loss will be recognized by the stockholder measured by the difference between the cash received and the federal income tax basis of the fractional share of Common Stock in the hands of the shareholder, which gain or loss will be a capital gain or loss if the stockholder held the shares of Common Stock as a capital asset.

     The foregoing discussion is intended only as a summary of the material federal income tax consequences of the Reverse Stock Split. The foregoing discussion does not address the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Internal Revenue Code (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). The foregoing discussion is not intended as tax advice to any person or entity.

     No information is provided herein with respect to the tax consequences, if any, of the Reverse Stock Split under applicable state, local, foreign or other tax laws. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders as a result of the Reverse Stock Split.

     The foregoing discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings, and judicial decisions as in effect as of the date of this proxy statement. There can be no assurance that future legislative, administrative, or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of this discussion.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Recommendation of the Board

     THE BOARD RECOMMENDS A VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL.

     Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the Reverse Stock Split Proposal.

Stockholder Proposals

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2002 must be received in writing by the Secretary of the Company no later than December 7, 2001 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In addition, if the Company receives notice of a stockholder proposal after March 18, 2002 such proposal will be considered untimely and the persons named in the proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders will have discretionary authority to vote on such proposal without discussion of that matter in the proxy statement and without such proposal appearing as a separate item on the proxy card.

                       PROXY SOLICITED BY AND ON BEHALF OF
              THE BOARD OF DIRECTORS OF GLENAYRE TECHNOLOGIES, INC.

     The undersigned hereby appoints Clarke H. Bailey and Eric L. Doggett and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Glenayre Technologies, Inc. held by the undersigned on October 4, 2001 at the Special Meeting of Stockholders to be held at the Company's offices at 11360 Lakefield Drive, Duluth, Georgia, 30097 on November 14, 2001 at 11:00 a.m., local time, and at any adjournment(s) thereof.

     This proxy will be voted FOR the Reverse Stock Split Proposal unless otherwise specified. The Board of Directors recommends voting FOR the proposal.

                  (Continued and to Be Signed on Reverse Side)

1.   REVERSE STOCK SPLIT PROPOSAL.

     Proposal to authorize the Board of Directors in its discretion to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock at a ratio, to be selected by the Board of Directors in its discretion, of one-for-three, one-for-five, one-for-eight or one-for-ten.

     [_] FOR                   [_] AGAINST              [_] ABSTAIN


2. In their discretion, the Proxies each are authorized to vote upon such other business as may properly come before the Special Meeting and at any adjournment(s) thereof.

Dated: ___________________, 2001


________________________________________________________________________________
(Signature of Stockholder)



________________________________________________________________________________
(Signature of Joint Stockholder, if any)


IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title. Please check box if you intend to be present at the meeting: [_]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.